                                                                       EXHIBIT 1

                           Block Financial Corporation


                             Underwriting Agreement


                                                              New York, New York
                                                                  April 13, 2000


Tothe Representatives
  named in Schedule I
  hereto of the Under-
  writers named in
  Schedule II hereto

Ladies and Gentlemen:

     Block Financial Corporation, a Delaware corporation (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the "Securities"), to be issued under an indenture (the "Indenture") dated as of October 20, 1997, between the Company, H&R Block, Inc. (the "Guarantor") and Bankers Trust Company, as trustee, as supplemented by the First Supplemental Indenture dated as of April 18, 2000 among the Company, the Guarantor, Bankers Trust Company and The Bank of New York, as separate trustee (the "Trustee"). The Securities will be unconditionally guaranteed by the Guarantor pursuant to guarantees (the "Guarantees") endorsed on the Securities under the terms of the Indenture. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms. To the extent there are no additional Underwriters listed on

Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

     1. Representations and Warranties. The Company and the Guarantor jointly and severally represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 are defined in Section 17 hereof.

          (a) The Company and the Guarantor meet the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and have filed with the Securities and Exchange Commission (the "Commission") a registration statement (the file number of which is set forth in Schedule I hereto) on such Form, including a basic prospectus and a prospectus supplement relating to the Securities, for registration under the Act of the offering and sale of the Securities. The Company and the Guarantor have filed four pre-effective amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company and the Guarantor will next file with the Commission either (x) a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b)(1) or (4), (y) prior to the Effective Date of such registration statement, an amendment to such registration statement, including the form of final prospectus supplement or (z) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (x), the Company and the Guarantor have included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such

                                                                               3
     required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          (b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Guarantor makes any representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

     Any certificate signed by any officer of the Company or the Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Guarantor, as to matters covered thereby, to each Underwriter.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in
Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

     3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto (or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

     4. Agreements. The Company and the Guarantor agree with the several Underwriters that:

          (a) The Company and the Guarantor will use every reasonable effort to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Securities, neither the Company nor the Guarantor will file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company and the Guarantor will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the

     Commission, (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or of any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company and the Guarantor will use every reasonable effort to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company and the Guarantor promptly will (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company and the Guarantor will make generally available to security holders and to the Representatives an earnings statement or statements of the Company and the Guarantor and their subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities, will arrange for the determination of the legality of the Securities for purchase by institutional investors and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering.

          (f) Until the date set forth on Schedule I hereto, neither the Company nor the Guarantor will, without the consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, the Guarantor or any affiliate of the Company or the Guarantor or any person in privity with the Company or the Guarantor or any affiliate of the Company or the Guarantor) directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company or the Guarantor (other than the Securities).

     5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwriters' Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to the Representatives the opinion of Bryan Cave LLP, counsel for the Company, dated the Closing Date, to the effect that:

               (i) each of the Company, the Guarantor and each of their Significant Subsidiaries (as defined in Rule 1-02(a) of Regulation S-X promulgated under the Act) (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its material properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its ownership of property or conduct of business requires such qualification, except where the failure to be so qualified would not have a material adverse effect.

               (ii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, all outstanding shares of capital stock of the Subsidiaries are owned by the Guarantor either directly or through wholly owned subsidiaries free and clear, to the knowledge of such counsel, after due inquiry, of any perfected security interest and any other security interests, claims, liens or encumbrances;

               (iii) the Company's and the Guarantor's authorized equity capitalizations are as set forth in the Final Prospectus; the Securities conform in all material aspects to the description thereof contained in the Final Prospectus; and, if the Securities are to be listed on any securities exchange, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Company has filed a preliminary listing application and all required supporting documents with respect to the Securities with such securities exchange and such counsel has no reason to believe that the Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution;

               (iv) the Indenture has been duly authorized, executed and delivered by the Company and the Guarantor, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company and the Guarantor in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); and the Securities and the Guarantees have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company and the Guarantor entitled to the benefits of the Indenture;

               (v) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Guarantor or any of their subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated in the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Company or the Guarantor fairly summarize such matters;

               (vi) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder;

               (vii) this Agreement has been duly authorized, executed and delivered by the Company and the Guarantor;

               (viii) based upon the business being conducted by the Company and Guarantor, as known to such counsel, neither the Company nor the Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, neither will be an "investment company" as defined in the Investment Company Act of 1940, as amended;

               (ix) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and qualification of the Indenture under the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Final Prospectus;

               (x) neither the execution and delivery of the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or its subsidiaries pursuant to, (i) the charter or by-laws of the Company, the Guarantor or any of their respective Subsidiaries, or (ii) to the knowledge of such counsel, after due inquiry, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument and to which the Company, the Guarantor or any of their respective Subsidiaries is a party or bound or to which their property is subject or (iii) any statute, law, rule or regulation, or any judgment, order or decree known to such counsel after due inquiry, applicable to the Company, the Guarantor or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Guarantor or any of their respective subsidiaries or any of its or their properties; and

               (xi) to the knowledge of such counsel, holders of securities of the Company or the Guarantor have rights to the registration of such securities under the Registration Statement.

     In such opinion, such counsel shall also state that, during the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with the representatives and counsel for the Underwriters and with officers and representatives of the Company, at which conferences the contents of the Registration Statement and the Prospectus were discussed, reviewed and revised. On the basis of the information which was developed in the course thereof, considered in the light of our understanding of applicable law and the experience such counsel has gained through its practice thereunder, such counsel has no reason to believe that any of the documents incorporated by reference in the Prospectus, when they were filed with the SEC, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such documents were so filed, not misleading or that , as of the effective date of the Registration Statement or the date that the Registration Statement was last deemed to be amended and the date hereof, either the Registration Statement or the Prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Missouri and New York, the General Corporation Law of the State of Delaware or the Federal laws of the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

     (c) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (d) The Company and the Guarantor shall have furnished to the Representatives a certificate of the Company and the Guarantor, signed by the Chairman of the Board or the President or a Vice President and the principal financial or accounting officer or treasurer of the Company and the Guarantor, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

          (i) the representations and warranties of the Company and the Guarantor in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and each of the Company and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's or the Guarantor's knowledge, threatened; and

          (iii) since the date of the most recent financial statements included in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company or the Guarantor and their subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

     (e) At the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

          (i) in their opinion the audited financial statements and financial statement schedules and any pro forma financial statements included or incorporated in the Registration Statement and the Final Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

          (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company, the Guarantor and their subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committee of the Company, the Guarantor and their subsidiaries; and inquiries of certain officials of the Company and the Guarantor who have responsibility for financial and accounting matters of the Company and the Guarantor and their subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements in or incorporated in the Registration Statement and Final Prospectus, nothing came to their attention which caused them to believe that:

               (1) any unaudited financial statements included or incorporated in the Registration Statement and the Final Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; or that said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus;

               (2) with respect to the period subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, in or incorporated in the Registration Statement and the Final Prospectus, there were any changes, at a specified date not more than three business days prior to the date of the letter, in the long-term debt of the Company or the Guarantor and their subsidiaries or capital stock of the Company or the Guarantor or decreases in the stockholders' equity of the Company or the Guarantor as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Final Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Final Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year in net revenues or income before income taxes or in total or per share amounts of net income of the Company or the Guarantor and their subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

               (3) the information included in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial
          Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

               (4) any amounts included in any unaudited "capsule" information included or incorporated in the Registration Statement and the Final Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus;

          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company, the Guarantor and their subsidiaries) set forth in the Registration Statement and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information included or incorporated in Items 1, 2, 6, 7 and 11 of the Guarantor's Annual Report on Form 10-K, incorporated in the Registration Statement and the Final Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in the Guarantor's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Guarantor and its subsidiaries, excluding any questions of legal interpretation.

     References to the Final Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

     In addition, except as provided in Schedule I hereto, at the Execution Time, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representatives, to the effect set forth above.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or
     (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company or the Guarantor and their subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

          (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's or the Guarantor's debt securities by any "nationally recognized statistical rating organization" (as defined for purpose of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

     If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 5 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the Closing Date.

     6. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Guarantor, jointly, will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     7. Indemnification and Contribution. (a) Each of the Company and the Guarantor agrees jointly and severally to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company and the Guarantor by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and the Guarantor may otherwise have to any Underwriters.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company and the Guarantor, each of their directors, each of their officers who signs the Registration Statement, and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Underwriter, but only with reference to written information relating to such Underwriter furnished by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Guarantor acknowledge that the statements described in Schedule I constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity.

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and to the extent that such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and
(ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if

(i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantor and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Guarantor and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Guarantor and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantor on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act, each officer of the Company or the Guarantor who shall have signed the Registration Statement and each director of the Company or the Guarantor shall have the same rights to contribution as the Company and the Guarantor, subject in each case to the applicable terms and conditions of this paragraph
(d). The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting commitments and not joint.

     8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Guarantor or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Guarantor and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Guarantor's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

     10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Guarantor or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancelation of this Agreement.

     11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the address appearing in Schedule I or, if sent to the Company or the Guarantor, will be mailed, delivered or telefaxed to (816) 753-8628 and confirmed to it at 4400 Main Street, Kansas City, Missouri 64111, attention of the Legal Department.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

     13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

     17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Basic Prospectus" shall mean the basic prospectus referred to in paragraph 1(a) above included in the Registration Statement at the Effective Date.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

          "Preliminary Final Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the

     Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantor and the several Underwriters.


                                      Very truly yours,

                                      Block Financial Corporation


                                      By: /s/ Frank L. Salizzoni
                                         ---------------------------------
                                         Name:  Frank L. Salizzoni
                                         Title: President


                                      H&R Block, Inc.


                                      By: /s/ Frank L. Salizzoni
                                         ---------------------------------
                                         Name:  Frank L. Salizzoni
                                         Title: Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Salomon Smith Barney Inc.
Chase Securities Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Banc One Capital Markets, Inc.
Blaylock & Partners, L.P.

By:  Salomon Smith Barney Inc.

By: /s/ Tim Devine
   ---------------------------
   Name:  Tim Devine
   Title: Vice President


For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

                                   SCHEDULE I


Underwriting Agreement dated April 13, 2000

Registration Statement Nos. 333-33655 and 333-33655-01

Representative(s):  Salomon Smith Barney Inc.
                    Chase Securities Inc.
                    Goldman, Sachs & Co.
                    Morgan Stanley & Co. Incorporated
                    Banc One Capital Markets, Inc.
                    Blaylock & Partners, L.P.


Title, Purchase Price and Description of Securities:

       Title:  8.50% Senior Notes Due 2007

       Principal amount:  $500,000,000

       Purchase price (include accrued
         interest or amortization, if
         any):  98.535%

       Sinking fund provisions:  None

       Redemption provisions:  None

       Other provisions:  None

Closing Date, Time and Location:    April 18, 2000,  at 10:00 a.m. New York
                                    time at the offices of Cravath,  Swaine
                                    & Moore, 825 Eighth Avenue, New York, NY
                                    10019

Date referred to in Section 4(f) after which the Company and Guarantor may offer or sell debt securities issued or guaranteed by the Company or the Guarantor without the consent of the Representative(s): April 18, 2000

Modification of items to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 5(e) at the Execution Time: None

Information furnished in writing by or on behalf of the several underwriters for purposes of Section 7(b): The third paragraph, the second sentence of the fourth paragraph and the eighth paragraph under the heading "Underwriting" in the Final Prospectus

                                   SCHEDULE II


                                                      Principal Amount
                                                      of Securities to
Underwriters                                            be Purchased
------------                                           -------------
Salomon Smith Barney Inc.                              $ 200,000,000

Chase Securities Inc.                                  $ 175,000,000

Goldman, Sachs & Co.                                   $  50,000,000

Morgan Stanley  & Co. Incorporated                     $  50,000,000

Banc One Capital Markets, Inc.                         $  20,000,000

Blaylock & Partners, L.P.                              $   5,000,000
                                                       -------------
    Total .........................                    $ 500,000,000
                                                       =============